Exhibit 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Julie McEwan · 937.221.1825

www.standardregister.com

julie.mcewan@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

robert.cestelli@standardregister.com

For Release on October 27, 2005 at 5:00 p.m.

Standard Register Reports 2005 Third Quarter Results

DAYTON, Ohio (October 27, 2005) – Standard Register (NYSE: SR) today reported financial results for the third quarter ended October 2, 2005.

Results of Operations

Revenue for the third quarter was $221.4 million, an increase of 4.0 percent over the $213.0 million for the prior year.  Through nine months, revenue was $678.9 million, versus $654.1 million, an increase of 3.8 percent.  “Each of our segments contributed to the quarter’s revenue increase, which represented the fourth consecutive quarter of top-line growth, versus the previous year,” said Dennis L. Rediker, Standard Register’s president and chief executive officer.  “Despite a competitive marketplace, we recorded unit growth in both the quarter and year-to-date periods and continue to make good progress in recovering the 2004 and 2005 material cost increases,” added Rediker.

For the third quarter, pre-tax income from continuing operations was $2.3 million, compared with a pre-tax loss of $56.0 million in the prior year.  For the first nine months of the year, pre-tax income from continuing operations was $6.5 million, versus a loss in 2004 of $73.5 million.  Restructuring and impairment charges contributed significantly to the prior year losses, as indicated in the table that follows.  Excluding these charges, third quarter operating results, before interest, swung from a loss of $1.3 million in 2004 to a $3.1 million profit in the current year.   Through nine months, operating results, excluding restructuring, impairment, and interest, improved by $21.8 million from an $11.2 million deficit in the prior year to a $10.6 million income this year.

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[$ Millions]	Effect on Third Quarter Income			Effect on Year-to-Date Income
	2005	2004	Chg	2005	2004	Chg
CONTINUING OPERATIONS
Restructuring Expense	0.0	-6.5	6.5	-2.0	-12.0	10.0
Impairment Expense	-0.2	-47.6	47.4	-0.2	-48.4	48.2
All Other Operations	3.1	-1.3	4.4	10.6	-11.2	21.8
Interest & Other Income / (Expense)	-0.6	-0.6	0.0	-1.8	-1.8	0.0
Pretax Income / (Loss)	2.3	-56.0	58.3	6.6	-73.4	80.0

Ohio Tax Law Change				2.9		2.9
Other Income Taxes	0.9	-20.9	21.8	2.8	-28.4	31.2
Net Income / (Loss)	1.4	-35.1	36.5	0.9	-45.0	45.9

DISCONTINUED OPERATIONS
Operations After Tax		0.6	-0.6		1.4	-1.4
Gain on Sale After Tax			0.0	0.5		0.5
Total After Tax	0.0	0.6	-0.6	0.5	1.4	-0.9

TOTAL NET INCOME / (LOSS)	1.4	-34.5	35.9	1.4	-43.6	45.0

“The improvement in operating margins this year primarily reflects the revenue growth, lower SG&A expense levels and reduced depreciation,” said Rediker.

On an after-tax basis, the Company reported total net profit in the quarter of $1.4 million or $0.05 per share, compared with a net loss of $34.5 million or $1.21 per share in the prior quarter.  On a year-to-date basis, net profit was $1.4 million or $0.05 per share, versus a loss of $43.6 million, or $1.53 per share in 2004.

Through the first nine months of the year, the Company has paid $19.8 million in dividends, made $12.8 million in voluntary pension contributions, incurred $4.3 million in restructuring spending, and invested $15.6 million in long term capital projects.  Net debt (total debt less cash and short-term investments) ended the quarter at $39.8 million, up $2.5 million compared to the outset of the year.   “Our 16.8 percent ratio of net debt to total capital reflects our continuing strong balance sheet,” said Rediker.

Outlook

“Our guidance remains unchanged from last quarter,” said Rediker.  “We continue to expect modest revenue growth for the full year, adjusted for the extra accounting week in 2004, and meaningful improvement in second-half 2005 percentage operating margins (excluding restructuring and impairment charges), versus the first-half 2004 base period.

Dividend

Standard Register’s board of directors today declared a quarterly dividend of $0.23 per share to be paid on December 9, 2005, to shareholders of record as of November 25, 2005.

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Presentation of Information in This Press Release

This press release presents information that excludes restructuring and impairment expense and amortization of prior years’ pension losses and the Ohio tax law change.  These financial measures are considered non-GAAP.  Generally a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles.  Standard Register believes that this information will enhance an overall understanding of its financial performance due to the non-operational nature in the above items and the significant change from period to period.  The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Conference Call

Standard Register president and chief executive officer Dennis L. Rediker, and chief financial officer Craig J. Brown, will host a conference call at 10 a.m. EDT on October 28, 2005, to review the third quarter results.  The call can be accessed via an audio webcast which is accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR) is the premier document services provider, trusted by leading companies to manage the critical documents they need to thrive in today’s competitive climate.  Relying on nearly 100 years of industry expertise, Lean Six Sigma methodologies and leading technologies, the company helps organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape.  It offers document and label solutions, e-business solutions, consulting and print supply chain services to help clients manage documents across their enterprise.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2005 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

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Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 2, 2005.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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THE STANDARD REGISTER COMPANY
Third Quarter		STATEMENT OF OPERATIONS	Y-T-D
13 Weeks Ended	13 Weeks Ended	(In Thousands, except Per Share Amounts)	39 Weeks Ended	39 Weeks Ended
2-Oct-05	26-Sep-04		2-Oct-05	26-Sep-04
$221,448	$212,958	TOTAL REVENUE	$678,885	$654,087
142,784	135,265	COST OF SALES	437,714	412,683
78,664	77,693	GROSS MARGIN	241,171	241,404
		COSTS AND EXPENSES
2,476	2,888	Research and Development	7,520	10,240
64,012	65,718	Selling, General and Administrative	193,083	210,640
9,068	10,395	Depreciation and Amortization	29,976	31,726
-	47,059	Goodwill Impairment	-	47,059
157	552	Asset Impairment	157	1,341
42	6,521	Restructuring	2,042	12,057
75,755	133,133	TOTAL COSTS AND EXPENSES	232,778	313,063
2,909	(55,440)	INCOME (LOSS) FROM CONTINUING OPERATIONS	8,393	(71,659)
		OTHER INCOME (EXPENSE)
(583)	(598)	Interest Expense	(1,880)	(1,930)
(48)	3	Investment and Other Income	36	132
(631)	(595)	Total Other Expense	(1,844)	(1,798)
		INCOME (LOSS) FROM CONTINUING OPERATIONS
2,278	(56,035)	BEFORE INCOME TAXES	6,549	(73,457)
896	(20,933)	Income Tax Expense (Benefit)	5,673	(28,418)
1,382	(35,102)	NET LOSS FROM CONTINUING OPERATIONS	876	(45,039)
		DISCONTINUED OPERATIONS
-	646	Income from discontinued operations, net of taxes	-	1,463
-	-	Gain on sale of discontinued operations, net of taxes	552	-
$1,382	($34,456)	NET INCOME (LOSS)	$1,428	($43,576)
28,806	28,558	Average Number of Shares Outstanding - Basic	28,707	28,533
28,897	28,558	Average Number of Shares Outstanding - Diluted	28,758	28,533
		BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
$0.05	($1.23)	Income (loss) from continuing operations	$0.03	($1.58)
-	0.02	Income from discontinued operations	-	0.05
-	-	Gain on sale of discontinued operations	0.02	-
$0.05	($1.21)	Net income (loss) per share	$0.05	($1.53)
$0.23	$0.23	Dividends Paid Per Share	$0.69	$0.69
		BALANCE SHEET
		(In Thousands)	2-Oct-05	2-Jan-05
		ASSETS
		Cash & Short Term Investments	$1,352	$44,088
		Accounts Receivable	120,723	128,396
		Inventories	48,024	51,796
		Other Current Assets	29,330	27,960
		Total Current Assets	199,429	252,240

		Plant and Equipment	135,173	147,160
		Goodwill and Intangible Assets	17,586	19,746
		Deferred Taxes	80,773	86,505
		Other Assets	32,570	37,322
		Total Assets	$465,531	$542,973
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current Portion Long-Term Debt	$558	$80,549
		Current Liabilities	79,471	108,475
		Deferred Compensation	15,801	16,832
		Long-Term Debt	40,548	867
		Retiree Healthcare	44,563	46,826
		Pension Liability	86,987	83,273
		Other Long-Term Liabilities	596	746
		Shareholders' Equity	197,007	205,405
		Total Liabilities and Shareholders' Equity	$465,531	$542,973